Exhibit 99.1

Bar Harbor Bankshares Reports First Quarter 2025 Results; Declares 7% Increase in Dividend

BAR HARBOR, MAINE – April 17, 2025 - Bar Harbor Bankshares (NYSE American: BHB) (the “Company”) reported first quarter 2025 GAAP net income of $10.2 million or $0.66 per diluted share and core (Non-GAAP) net income of $10.5 million or $0.68 per diluted share compared to GAAP and core (Non-GAAP) net income of $11.0 million or $0.72 per diluted share in the fourth quarter of 2024 and $10.1 million or $0.66 per diluted share for the first quarter 2024.

FIRST QUARTER 2025 HIGHLIGHTS (all comparisons to fourth quarter 2024, unless otherwise noted)

•	Signed a Definitive Merger Agreement to acquire Woodsville Guaranty Bancorp, Inc.
•	Net interest margin remains strong at 3.17%
•	6% growth in assets under management by wealth management
•	7% increase in dividend declared

Bar Harbor Bankshares’ President and Chief Executive Officer, Curtis C. Simard, stated, “Despite the volatility in the capital  markets, our  teams continue to demonstrate that exceptional customer service, continuous calling, and proactive modeling drive financial strength. Our commercial lending team delivered $50 million in new originations this quarter which offset some larger pay downs.  And our responsible management of the balance sheet underscores our commitment to profitable growth, with a goal of maintaining a strong and stable margin.  As a company we remain steadfast in delivering consistent total shareholder returns and are poised to weather the uncertain rate and economic environments.

This quarter we announced an agreement to acquire Guaranty Bancorp, Inc., the parent company of Woodsville Guaranty Savings Bank (“Woodsville”). Woodsville operates in markets similar to ours and is adjacent to our Northwestern New Hampshire and Vermont locations. Like us, they have deep community relationships with a loyal customer base and efficient deposits which will help fund future growth. This acquisition will continue to strengthen our presence in northern New England, complementing our existing branch network.”

Mr. Simard concluded, “I am proud of the culture we have built at Bar Harbor Bank & Trust. Our values foster a strong foundation built on opportunity and authenticity. We look forward to welcoming our new colleagues who share a similar culture.”

DIVIDEND DECLARED

The Board of Directors of the Company voted to declare an increase in the cash dividend to $0.32 per share from $0.30 per share to shareholders of record at the close of business on May 15, 2025 payable on June 13, 2025.  The dividend annualized yield increases from 3.92% at the end of the fourth quarter 2024 to 4.34% at the end of the first quarter 2025 based on the $29.50 closing share price of the Company’s common stock on March 31, 2025, the last trading day of the first quarter 2025.

FINANCIAL CONDITION (Quarter results for March 31, 2025 compared to December 31, 2024)

Total assets remained stable at $4.1 billion at the end of the first quarter 2025 and the end of the fourth quarter 2024 primarily due to stable deposits offset by a shift in asset mix from loan and investments to cash driven by current quarter pay downs.

Total cash and cash equivalents were $88.1 million at the end of the first quarter 2025, compared to $72.2 million at the end of the fourth quarter 2024. Interest-earning deposits held with other banks increased to $54.3 million at the end of the first quarter 2025, compared to $37.9 million at the end of the fourth quarter and yielded 4.55% and 4.92%, respectively. The change in cash balances was driven by pay downs in loans and investments.

Total loans remained at $3.1 billion with a slight decrease of 3% on an annualized basis driven by seasonality and the interest rate environment. Commercial loans increased $2.9 million comprised of a $20.9 million increase in commercial real estate offset by a $17.9 million decrease in commercial and industrial. Residential real estate loans decreased $19.0 million.

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Federal Home Loan Bank (“FHLB”) stock decreased to $10.7 million at the end of the first quarter 2025 compared to $12.2 million at the end of the fourth quarter 2024 driven by $50 million in pay downs of borrowings.

Securities available for sale was $514.0 million compared to $521.0 million in the fourth quarter 2024 driven by pay downs of $28.3 million, net amortization of $283 thousand, and matured securities of $1.0 million, partially offset by $19.0 million in purchases. The average yield of the total securities portfolio for the first quarter 2025 was 3.80% compared to 3.69% for the previous quarter primarily due to the change in the profile of the yield curve and a shift from commercial lending obligation investments to agencies. Fair value adjustments were $57.2 million at the end of the first quarter 2025 compared to $62.3 million at the end of the fourth quarter 2024. As of the end of the first quarter 2025 and fourth quarter 2024, respectively, our securities portfolio maintained an average life of eight and nine years with an effective duration of five years for both quarters and all securities remain classified as available for sale to provide flexibility in asset funding and other opportunities as they arise.

The allowance for credit losses on available for sale securities increased to $1.2 million at March 31, 2025, driven by one remaining corporate security with a book value of $8.0 million and unrealized losses of $1.8 million.

The allowance for credit losses on loans decreased $130 thousand to $28.6 million at the end of the first quarter 2025 compared to $28.7 million at the end of the fourth quarter 2024. The allowance for credit losses to total loans coverage ratio of 0.92% compared to 0.91% in the fourth quarter 2024.  Strong asset quality metrics and general macroeconomic trends in the loan portfolio drive ACL levels. There were minor shifts in balances as commercial real estate increased and commercial and industrial and residential real estate decreased, but the main driver was a decrease in residential loans. Charge-offs and individually analyzed reserves on non-accruing loans continue to be nominal, supported by relatively strong collateral values.

Total deposits remained flat at $3.3 billion at the first quarter of 2025 and the fourth quarter 2024 respectively. We witnessed a shift in deposit mix driven by the interest rate environment and expected seasonal outflows in the first quarter 2025 as non-interest bearing demand deposits decreased $28.2 million to $547 million offset by an increase of $19.8 million in interest-bearing demand deposits.  Time deposits increased 16% on an annualized basis to $863 million driven by the volatile economic rate environment as investors continue to seek a safe place with a competitive rate to house their money.

Senior borrowings decreased $50.0 million to $200.0 million driven by pay downs in investments and loans. FHLB borrowings decreased $48.9 million to $194.1 million at the end of the first quarter 2025 compared to $243.0 million at the end of the fourth quarter 2024.

The Company's book value per share was $30.51 as of the end of the first quarter 2025 compared to $30.00 at the end of the fourth quarter 2024.  Tangible book value per share (non-GAAP) was $22.47 at the end of the first quarter 2025, compared to $21.93 at the end of the fourth quarter 2024.

RESULTS OF OPERATIONS (Quarter results for March 31, 2025 compared to March 31, 2024)

The net interest margin remained stable at 3.17% in the first quarter 2025 compared to 3.14% in same respective quarter 2024. As loan balances grew $112.6 million year over year, the yield on loans grew 11 basis points to 5.42% in the first quarter 2025, up from 5.31% in the same quarter 2024.  Costs of interest-bearing deposits grew 5 basis points to 2.31% from 2.26% in the first quarter 2024 driven by the continued competitive pricing within the interest rate environment.

Total interest and dividend income increased by 3.7% to $47.5 million in the first quarter 2025 compared to $45.8 million in the prior year primarily driven by the repricing of commercial adjustable-rate loans and a $146 million higher loan balances within the commercial portfolio. Yields on earning assets grew to 5.16% compared to 5.10% in the first quarter 2024. The yield on commercial real estate loans grew to 5.58% in the first quarter 2025 from 5.47% in the first quarter 2024.  Total loan yield growth was partially offset by a decline in the residential real estate yield from 4.22% to 4.09% for the first quarter 2025, and the commercial and industrial yield decline from 6.57% in the first quarter of 2024 to 6.34% in the first quarter 2025.

Total interest expense increased by 4.3% to $18.5 million in the first quarter 2025 compared to $17.8 million in the first quarter 2024 driven by an increase in cost of funds on deposits compounded with a $169.7 million increase in deposits. The growth in deposits was relatively even in mix with $84.2 million growth in non-maturity deposits and $85.6 million growth in time deposits. Interest-bearing demand accounts and savings accounts increased $41.2 million in 2025 compared to the same quarter 2024. Money Market accounts increased $40.0 million in the first quarter 2025 compared to the first quarter 2024.  Borrowing costs decreased to $3.0 million in the first quarter 2025 compared to $3.2 million from the first quarter 2024, driven by a $33.1 million in pay down offset by an increase in costs to 4.61% in the first quarter 2025 compared to 4.35% in the first quarter 2024.

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The provision for credit losses on loans was a recapture of $57 thousand in first quarter 2025 compared to a provision of $289 thousand in the first quarter 2024 as credit quality continues to remain strong.

Non-interest income was $8.9 million in the first quarter 2025 compared to $8.4 million in the same quarter 2024. Wealth management income grew 6.7% to $3.9 million compared to $3.7 million in the first quarter 2024.  Non-brokerage assets under management grew 6.0% or $300 million to $2.8 billion from $2.5 billion in the first quarter 2025 compared to the previous year driven by higher security valuations.  Mortgage banking income increased $199 thousand in the first quarter 2025 compared to the first quarter 2024 driven by higher gains on sale of loans. Customer derivative income increased $212 thousand in the first quarter 2025 driven by an increase in dollars and volume on customer swaps due to the interest rate environment. Increases were offset by a $186 thousand or 5% decrease in customer service fees driven by lower non-sufficient funds fees and interchange income.

Non-interest expenses increased $1.2 million to $24.7 million in the first quarter 2025 compared to $23.5 million in the first quarter 2024 driven by a 4% increase or $485 thousand increase in salaries and benefits driven by cost of living increases and losses on sales of premises and equipment of $90 thousand in the current quarter driven by outdated ATMs. Acquisition, conversion expenses increased $219 thousand driven by merger agreement entered into in the first quarter of 2025 with Woodsville.  Outside services increased $144 thousand driven by an increase in recruiting fees in the first quarter 2025 compared to the first quarter 2024.  Professional services increased $192 thousand driven by consulting fees for technology infrastructure enhancements other projects.

Income tax expense was $2.5 million for the first quarter 2025 compared to $2.6 million for the fourth quarter of 2024, respectively. Our effective tax rate for the first quarter 2025 was 20% and 19% for the fourth quarter of 2024.

BACKGROUND

Bar Harbor Bankshares (NYSE American: BHB) is the parent company of its wholly-owned subsidiary, Bar Harbor Bank & Trust. Founded in 1887, Bar Harbor Bank & Trust is a true community bank serving the financial needs of its clients for over 135 years. Bar Harbor Bank & Trust provides full-service community banking with office locations in all three Northern New England states of Maine, New Hampshire and Vermont. For more information, visit www.barharbor.bank.

FORWARD-LOOKING STATEMENTS

All statements, other than statements of historical fact, included in this release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this release the words “believe,” “anticipate,” “expect,” “may,” “will,” “assume,” “should,” “predict,” “could,” “would,” “intend,” “targets,” “estimates,” “projects,” “plans,” and “potential,” and other similar words and expressions of the future, are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking, including statements relating to Company’s balance sheet management, our credit trends, our overall credit performance, and the Company’s strategic plans, objectives, and intentions. All forward-looking statements are subject to risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of the Company to differ materially from any results, performance, or achievements expressed or implied by such forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements, including, but not limited to: (1) changes in general business and economic conditions on a national basis and in our markets throughout Northern New England; (2) changes in consumer behavior due to political, business, and economic conditions, including inflation and concerns about liquidity; (3) the possibility that our asset quality could decline or that we experience greater loan losses than anticipated; (4) the impact of liquidity needs on our results of operations and financial condition; (5) changes in the size and nature of our competition; (6) the effect of interest rate increases on the cost of deposits; (7) unanticipated weakness in loan demand, pricing or collectability; (8) the possibility that future credit losses are higher than currently expected due to changes in economic assumptions or adverse economic developments; (9) operational risks including, but not limited to, changes in information technology, cybersecurity incidents, fraud, natural disasters, climate change, war, terrorism, civil unrest, and future pandemics; (10) lack of strategic growth opportunities or our failure to execute on available opportunities, including those related to our pending acquisition of Guaranty Bancorp, Inc., the parent company of Woodsville Guaranty Savings Bank; (11) our ability to effectively manage problem credits; (12) our ability to successfully develop new products and implement efficiency initiatives on time and with the results projected; (13) our ability to retain executive officers and key employees and their customer and community relationships; (14) regulatory, litigation, and reputational risks and the applicability of insurance coverage; (15) changes in the reliability of our vendors, internal control systems or information systems; (16) changes in legislation or regulation and accounting principles, policies, and guidelines; (17) reductions in the market value or outflows of wealth management assets under management; (18) the impacts of tariffs, sanctions and other trade policies of the United States and its global trading counterparts; and (19) changes in the assumptions used in making such forward-looking statements. Additional factors which could affect the forward-looking statements can be found in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website

BHB - Bar Harbor Bankshares	Page 3	www.barharbor.bank

at http://www.sec.gov. The Company believes the forward-looking statements contained herein are reasonable; however, many of such risks, uncertainties, and other factors are beyond the Company’s ability to control or predict and undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. Therefore, the Company can give no assurance that its future results will be as estimated. The Company does not intend to, and disclaims any obligation to, update or revise any forward-looking statement.

BHB - Bar Harbor Bankshares	Page 4	www.barharbor.bank

NON-GAAP FINANCIAL MEASURES

This document contains certain non-GAAP financial measures in addition to results presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These non-GAAP measures are intended to provide the reader with additional supplemental perspectives on operating results, performance trends, and financial condition. Non-GAAP financial measures are not a substitute for GAAP measures; they should be read and used in conjunction with the Company's GAAP financial information. Because non-GAAP financial measures presented in this document are not measurements determined in accordance with GAAP and are susceptible to varying calculations, these non-GAAP financial measures, as presented, may not be comparable to other similarly titled measures presented by other companies. A reconciliation of non-GAAP financial measures to GAAP measures is provided below. In all cases, it should be understood that non-GAAP measures do not depict amounts that accrue directly to the benefit of shareholders. An item which management excludes when computing non-GAAP core earnings can be of substantial importance to the Company's results for any particular quarter or year. Each non-GAAP measure used by the Company in this report as supplemental financial data should be considered in conjunction with the Company's GAAP financial information.

The Company utilizes the non-GAAP measure of core earnings in evaluating operating trends, including components for core revenue and expense. These measures exclude amounts which the Company views as unrelated to its normalized operations, including gains/losses on securities, premises, equipment and other real estate owned, acquisition costs, restructuring costs, legal settlements, and systems conversion costs. Non-GAAP adjustments are presented net of an adjustment for income tax expense.

The Company also calculates core earnings per share based on its measure of core earnings. The Company views these amounts as important to understanding its operating trends, particularly due to the impact of accounting standards related to acquisition activity. Analysts also rely on these measures in estimating and evaluating the Company's performance. Management also believes that the computation of non-GAAP core earnings and core earnings per share may facilitate the comparison of the Company to other companies in the financial services industry. The Company also adjusts certain equity related measures to exclude intangible assets due to the importance of these measures to the investment community.

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CONTACTS

Josephine Iannelli; EVP, Chief Financial Officer & Treasurer; (207) 288-3314

TABLE
INDEX	CONSOLIDATED FINANCIAL SCHEDULES (UNAUDITED)

A	Selected Financial Highlights
B	Balance Sheets
C	Loan and Deposit Analysis
D	Statements of Income
E	Statements of Income (Five Quarter Trend)
F	Average Yields and Costs
G	Average Balances
H	Asset Quality Analysis
I-J	Reconciliation of Non-GAAP Financial Measures (Five Quarter Trend) and Supplementary Data

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BAR HARBOR BANKSHARES

SELECTED FINANCIAL HIGHLIGHTS - UNAUDITED

	At or for the Quarters Ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
	2025	2024	2024	2024	2024
PER SHARE DATA
Net earnings, diluted	$0.66	$0.72	$0.80	$0.67	$0.66
Core earnings, diluted (1)	0.68	0.72	0.80	0.66	0.66
Total book value	30.51	30.00	30.12	28.81	28.64
Tangible book value (1)	22.47	21.93	22.02	20.68	20.48
Market price at period end	29.50	30.58	30.84	26.88	26.48
Dividends	0.30	0.30	0.30	0.30	0.28

PERFORMANCE RATIOS (2)
Return on assets	1.02%	1.09%	1.20%	1.04%	1.03%
Core return on assets (1)	1.04	1.09	1.20	1.02	1.03
Pre-tax, pre-provision return on assets (1)	1.32	1.44	1.37	1.36	1.32
Core pre-tax, pre-provision return on assets (1)	1.35	1.45	1.37	1.33	1.32
Return on equity	8.88	9.52	10.68	9.46	9.32
Core return on equity (1)	9.09	9.57	10.68	9.25	9.32
Return on tangible equity	12.27	13.23	14.90	13.44	13.26
Core return on tangible equity (1)	12.57	13.29	14.90	13.15	13.27
Net interest margin, fully taxable equivalent (1) (3)	3.17	3.17	3.15	3.09	3.14
Efficiency ratio (1)	62.00	59.84	62.09	62.78	62.71

FINANCIAL DATA (In millions)
Total assets	$4,063	$4,083	$4,030	$4,034	$3,959
Total earning assets (4)	3,761	3,782	3,720	3,726	3,663
Total investments	514	521	536	513	528
Total loans	3,124	3,147	3,082	3,064	3,012
Allowance for credit losses on loans and securities available for sale	30	29	29	29	28
Total goodwill and intangible assets	123	123	124	124	124
Total deposits	3,297	3,268	3,261	3,140	3,127
Total shareholders' equity	466	458	460	439	436
Net income	10	11	12	10	10
Core earnings (1)	10	11	12	10	10

ASSET QUALITY AND CONDITION RATIOS
Net charge-offs (recoveries)(5)/average loans	0.01%	0.02%	0.01%	0.01%	0.01%
Allowance for credit losses on loans/total loans	0.92	0.91	0.94	0.94	0.94
Loans/deposits	95	96	95	98	96
Shareholders' equity to total assets	11.50	11.23	11.41	10.88	11.01
Tangible shareholders' equity to tangible assets	8.73	8.46	8.61	8.06	8.13

(1)	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in tables I-J for additional information.
(2)	All performance ratios are based on average balance sheet amounts, where applicable.
(3)	Fully taxable equivalent considers the impact of tax-advantaged investment securities and loans.
(4)	Earning assets includes non-accruing loans and interest-bearing deposits with other banks. Securities are valued at amortized cost.
(5)	Current quarter annualized.

A

BAR HARBOR BANKSHARES

CONSOLIDATED BALANCE SHEETS - UNAUDITED

	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(in thousands)	2025	2024	2024	2024	2024
Assets
Cash and due from banks	$33,802	$34,266	$39,877	$39,673	$30,770
Interest-earning deposits with other banks	54,329	37,896	41,343	62,163	45,449
Total cash and cash equivalents	88,131	72,162	81,220	101,836	76,219

Securities available for sale	513,961	521,018	535,892	512,928	527,603
Less: Allowance for credit losses on securities available for sale	(1,204)	(568)	—	—	—
Net securities	512,757	520,450	535,892	512,928	527,603

Federal Home Loan Bank stock	10,695	12,237	7,600	14,755	9,960

Loans held for sale	1,515	1,235	1,272	3,897	3,137

Total loans	3,124,240	3,147,096	3,081,735	3,064,181	3,011,672
Less: Allowance for credit losses on loans	(28,614)	(28,744)	(29,023)	(28,855)	(28,355)
Net loans	3,095,626	3,118,352	3,052,712	3,035,326	2,983,317

Premises and equipment, net	51,659	51,237	51,644	51,628	47,849
Other real estate owned	—	—	—	—	—
Goodwill	119,477	119,477	119,477	119,477	119,477
Other intangible assets	3,705	3,938	4,171	4,404	4,637
Cash surrender value of bank-owned life insurance	82,471	81,858	81,824	81,221	80,642
Deferred tax asset, net	23,298	23,330	20,923	24,750	23,849
Other assets	73,892	79,051	73,192	83,978	82,285
Total assets	$4,063,226	$4,083,327	$4,029,927	$4,034,200	$3,958,975

Liabilities and shareholders' equity
Non-interest bearing demand	$547,401	$575,649	$604,963	$553,067	$544,495
Interest-bearing demand	930,031	910,191	913,910	882,068	888,591
Savings	551,280	545,816	544,235	544,980	551,493
Money market	405,326	405,758	380,624	359,208	365,289
Time	862,773	830,274	817,354	801,143	777,208
Total deposits	3,296,811	3,267,688	3,261,086	3,140,466	3,127,076

Senior borrowings	199,982	249,981	186,207	329,349	269,437
Subordinated borrowings	40,620	40,620	60,580	60,541	60,501
Total borrowings	240,602	290,601	246,787	389,890	329,938

Other liabilities	58,502	66,610	62,138	64,937	66,247
Total liabilities	3,595,915	3,624,899	3,570,011	3,595,293	3,523,261

Total shareholders’ equity	467,311	458,428	459,916	438,907	435,714
Total liabilities and shareholders’ equity	$4,063,226	$4,083,327	$4,029,927	$4,034,200	$3,958,975

Net shares outstanding	15,317	15,280	15,268	15,232	15,212

B

BAR HARBOR BANKSHARES

CONSOLIDATED LOAN & DEPOSIT ANALYSIS - UNAUDITED

LOAN ANALYSIS

	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Annualized
(in thousands)	2025	2024	2024	2024	2024	Growth %
Commercial real estate	$1,762,132	$1,741,223	$1,677,310	$1,634,658	$1,574,802	5%
Commercial and industrial	370,683	388,599	382,554	421,297	412,567	(18)
Total commercial loans	2,132,815	2,129,822	2,059,864	2,055,955	1,987,369	1

Residential real estate	807,514	826,492	836,566	854,718	873,213	(9)
Consumer	105,404	103,803	103,415	99,776	95,838	6
Tax exempt and other	78,507	86,979	81,890	53,732	55,252	(39)
Total loans	$3,124,240	$3,147,096	$3,081,735	$3,064,181	$3,011,672	(3)%

DEPOSIT ANALYSIS

	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Annualized
(in thousands)	2025	2024	2024	2024	2024	Growth %
Non-interest bearing demand	$547,401	$575,649	$604,963	$553,067	$544,495	(20)%
Interest-bearing demand	930,031	910,191	913,910	882,068	888,591	9
Savings	551,280	545,816	544,235	544,980	551,493	4
Money market	405,326	405,758	380,624	359,208	365,289	—
Total non-maturity deposits	2,434,038	2,437,414	2,443,732	2,339,323	2,349,868	(1)
Time	862,773	830,274	817,354	801,143	777,208	16
Total deposits	$3,296,811	$3,267,688	$3,261,086	$3,140,466	$3,127,076	4%

C

BAR HARBOR BANKSHARES

CONSOLIDATED STATEMENTS OF INCOME – UNAUDITED

	Three Months Ended
	March 31,
(in thousands, except per share data)	2025	2024
Interest and dividend income
Loans	$41,804	$39,470
Securities available for sale	5,597	6,065
Federal Home Loan Bank stock	137	288
Total interest and dividend income	47,538	45,823
Interest expense
Deposits	15,512	14,532
Borrowings	3,019	3,236
Total interest expense	18,531	17,768
Net interest income	29,007	28,055
Provision for credit losses on securities available for sale	636	—
(Benefit) provision for credit losses on loans	(57)	289
Net interest income after provision for credit losses	28,428	27,766
Non-interest income
Trust and investment management fee income	3,916	3,670
Customer service fees	3,525	3,710
Gain on sales of securities, net	—	—
Mortgage banking income	456	257
Bank-owned life insurance income	614	561
Customer derivative income	212	—
Other income	195	188
Total non-interest income	8,918	8,386
Non-interest expense
Salaries and employee benefits	13,733	13,248
Occupancy and equipment	3,325	3,432
Depreciation	1,049	1,041
Loss (gain) on sales of premises and equipment, net	90	(15)
Outside services	482	338
Professional services	592	400
Communication	166	189
Marketing	518	567
Amortization of intangible assets	233	233
FDIC assessment	456	452
Acquisition, conversion and other expenses	239	20
Provision for unfunded commitments	(74)	(185)
Other expenses	3,842	3,768
Total non-interest expense	24,651	23,488
Income before income taxes	12,695	12,664
Income tax expense	2,484	2,569
Net income	$10,211	$10,095

Earnings per share:
Basic	$0.67	$0.66
Diluted	0.66	0.66

Weighted average shares outstanding:
Basic	15,304	15,198
Diluted	15,393	15,270

D

BAR HARBOR BANKSHARES

CONSOLIDATED STATEMENTS OF INCOME (5 Quarter Trend) - UNAUDITED

	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(in thousands, except per share data)	2025	2024	2024	2024	2024
Interest and dividend income
Loans	$41,804	$41,700	$42,042	$40,634	$39,470
Securities and other	5,597	5,570	6,280	6,005	6,065
Federal Home Loan Bank stock	137	213	258	199	288
Total interest and dividend income	47,538	47,483	48,580	46,838	45,823
Interest expense
Deposits	15,512	16,210	16,174	14,780	14,532
Borrowings	3,019	2,206	3,448	4,299	3,236
Total interest expense	18,531	18,416	19,622	19,079	17,768
Net interest income	29,007	29,067	28,958	27,759	28,055
Provision for credit losses on securities available for sale	636	1,171	—	—	—
Provision for credit losses on loans	(57)	(147)	228	585	289
Net interest income after provision for credit losses	28,428	28,043	28,730	27,174	27,766
Non-interest income
Trust and investment management fee income	3,916	3,709	4,129	4,193	3,670
Customer service fees	3,525	3,604	3,788	3,737	3,710
Gain on sales of securities, net	—	—	—	50	—
Mortgage banking income	456	597	681	558	257
Bank-owned life insurance income	614	590	570	583	561
Customer derivative income	212	495	265	168	—
Other income	195	397	220	168	188
Total non-interest income	8,918	9,392	9,653	9,457	8,386
Non-interest expense
Salaries and employee benefits	13,733	13,358	14,383	13,860	13,248
Occupancy and equipment	3,325	3,634	3,405	3,317	3,432
Depreciation	1,049	1,042	1,048	1,065	1,041
Loss (gain) on sales of premises and equipment, net	90	71	—	(248)	(15)
Outside services	482	372	386	462	338
Professional services	592	343	441	238	400
Communication	166	189	189	192	189
Marketing	518	492	434	521	567
Amortization of intangible assets	233	233	233	233	233
FDIC assessment	456	457	451	448	452
Acquisition, conversion and other expenses	239	—	—	—	20
Provision for unfunded commitments	(74)	(625)	35	—	(185)
Other expenses	3,842	4,319	3,767	3,754	3,768
Total non-interest expense	24,651	23,885	24,772	23,842	23,488
Income before income taxes	12,695	13,550	13,611	12,789	12,664
Income tax expense	2,484	2,551	1,418	2,532	2,569
Net income	$10,211	$10,999	$12,193	$10,257	$10,095

Earnings per share:
Basic	$0.67	$0.72	$0.80	$0.67	$0.66
Diluted	0.66	0.72	0.80	0.67	0.66

Weighted average shares outstanding:
Basic	15,304	15,261	15,261	15,227	15,198
Diluted	15,393	15,346	15,326	15,275	15,270

E

BAR HARBOR BANKSHARES

AVERAGE YIELDS AND COSTS (Fully Taxable Equivalent (Non-GAAP) - Annualized) - UNAUDITED

	Quarters Ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
	2025	2024	2024	2024	2024
Earning assets
Interest-earning deposits with other banks	4.55%	4.92%	5.54%	5.65%	5.88%
Securities available for sale	3.80	3.69	3.86	3.95	3.89
Federal Home Loan Bank stock	4.78	12.07	10.10	6.49	12.15
Loans:
Commercial real estate	5.58	5.61	5.67	5.61	5.47
Commercial and industrial	6.57	6.62	6.98	6.76	6.68
Residential real estate	4.22	4.13	4.11	4.13	4.09
Consumer	7.03	6.89	7.23	7.26	7.22
Total loans	5.42	5.40	5.49	5.41	5.31
Total earning assets	5.16%	5.14%	5.24%	5.18%	5.10%

Funding liabilities
Deposits:
Interest-bearing demand	1.41%	1.42%	1.48%	1.39%	1.34%
Savings	0.71	0.72	0.70	0.65	0.63
Money market	2.77	2.94	3.13	2.93	3.07
Time	4.11	4.30	4.39	4.33	4.18
Total interest-bearing deposits	2.31	2.41	2.45	2.35	2.26
Borrowings	4.61	4.20	4.38	4.57	4.35
Total interest-bearing liabilities	2.52%	2.54%	2.66%	2.64%	2.48%

Net interest spread	2.64	2.60	2.58	2.54	2.62
Net interest margin, fully taxable equivalent(1)	3.17	3.17	3.15	3.09	3.14

(1)	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in tables I-J for additional information.

F

BAR HARBOR BANKSHARES

AVERAGE BALANCES - UNAUDITED

	Quarters Ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(in thousands)	2025	2024	2024	2024	2024
Assets
Interest-earning deposits with other banks (1)	$27,999	$24,000	$54,897	$27,407	$36,608
Securities available for sale (2)	587,878	591,455	591,331	594,455	595,124
Federal Home Loan Bank stock	11,623	7,023	10,158	12,324	9,534
Loans:
Commercial real estate	1,759,321	1,699,869	1,645,933	1,600,253	1,558,506
Commercial and industrial	469,331	458,157	473,049	468,052	464,762
Residential real estate	820,837	836,375	851,426	865,412	884,767
Consumer	104,413	103,681	101,230	97,371	96,163
Total loans (3)	3,153,902	3,098,082	3,071,638	3,031,088	3,004,198
Total earning assets	3,781,402	3,720,560	3,728,024	3,665,274	3,645,464
Cash and due from banks	29,972	32,771	34,036	30,809	29,900
Allowance for credit losses	(29,143)	(29,021)	(28,893)	(28,567)	(28,122)
Goodwill and other intangible assets	123,295	123,527	123,761	123,994	124,225
Other assets	171,477	171,351	170,113	168,239	166,538
Total assets	$4,077,003	$4,019,188	$4,027,041	$3,959,749	$3,938,005

Liabilities and shareholders' equity
Deposits:
Interest-bearing demand	$916,129	$898,597	$888,325	$858,657	$899,349
Savings	547,672	543,430	547,482	542,950	552,231
Money market	401,268	394,536	378,855	355,731	390,720
Time	853,105	842,379	807,180	775,932	738,683
Total interest-bearing deposits	2,718,174	2,678,942	2,621,842	2,533,270	2,580,983
Borrowings	265,780	208,990	312,891	378,121	298,918
Total interest-bearing liabilities	2,983,954	2,887,932	2,934,733	2,911,391	2,879,901
Non-interest bearing demand deposits	560,310	604,017	577,428	546,448	554,816
Other liabilities	66,589	67,533	60,731	65,712	67,327
Total liabilities	3,610,853	3,559,482	3,572,892	3,523,551	3,502,044
Total shareholders' equity	466,150	459,706	454,149	436,198	435,961
Total liabilities and shareholders' equity	$4,077,003	$4,019,188	$4,027,041	$3,959,749	$3,938,005

(1)	Total average interest-bearing deposits with other banks is net of Federal Reserve daily cash letter.
(2)	Average balances for securities available-for-sale are based on amortized cost.
(3)	Total average loans include non-accruing loans and loans held for sale.

G

BAR HARBOR BANKSHARES

ASSET QUALITY ANALYSIS - UNAUDITED

	At or for the Quarters Ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(in thousands)	2025	2024	2024	2024	2024
NON-PERFORMING ASSETS
Non-accruing loans:
Commercial real estate	$1,091	$1,321	$1,451	$551	$578
Commercial and industrial	1,354	1,098	1,218	1,301	1,152
Residential real estate	4,557	3,290	3,453	3,511	4,169
Consumer	1,084	1,285	978	914	971
Total non-accruing loans	8,086	6,994	7,100	6,277	6,870
Non-performing securities available for sale(1)	4,960	5,760	—	—	—
Other real estate owned	—	—	—	—	—
Total non-performing assets	$13,046	$12,754	$7,100	$6,277	$6,870

Total non-accruing loans/total loans	0.26%	0.22%	0.23%	0.20%	0.23%
Total non-performing assets/total assets	0.32	0.31	0.18	0.16	0.17

PROVISION AND ALLOWANCE FOR CREDIT LOSSES ON LOANS
Balance at beginning of period	$28,744	$29,023	$28,855	$28,355	$28,142
Charged-off loans	(84)	(150)	(98)	(106)	(113)
Recoveries on charged-off loans	11	18	38	21	37
Net loans (charged-off) recovered	(73)	(132)	(60)	(85)	(76)
Provision for credit losses on loans	(57)	(147)	228	585	289
Balance at end of period	$28,614	$28,744	$29,023	$28,855	$28,355

Allowance for credit losses/total loans	0.92%	0.91%	0.94%	0.94%	0.94%
Allowance for credit losses/non-accruing loans	354	411	409	460	413

NET LOAN (CHARGE-OFFS) RECOVERIES
Commercial real estate	$—	$—	$—	$—	$(3)
Commercial and industrial	(37)	(84)	(8)	(2)	(64)
Residential real estate	4	3	5	3	5
Consumer	(40)	(51)	(57)	(86)	(14)
Total, net	$(73)	$(132)	$(60)	$(85)	$(76)

Net charge-offs (recoveries) (QTD annualized)/average loans	0.01%	0.02%	0.01%	0.01%	0.01%
Net charge-offs (recoveries) (YTD annualized)/average loans	—	0.01	0.01	0.01	0.01

PROVISION AND ALLOWANCE FOR CREDIT LOSSES ON SECURITIES AVAILABLE FOR SALE
Balance at beginning of period	$568	$—	$—	$—	$—
Charged-off interest receivable on securities available for sale	—	(603)	—	—	—
Provision for credit losses on securities available for sale	636	1,171	—	—	—
Balance at end of period	$1,204	$568	$—	$—	$—

(1)	Non-performing securities available for sale consists of book value of $8.0 million, unrealized losses of $1.8 million.

H

BAR HARBOR BANKSHARES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA – UNAUDITED

		At or for the Quarters Ended
		Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(in thousands)		2025	2024	2024	2024	2024
Net income		$10,211	$10,999	$12,193	$10,257	$10,095
Non-core items:
Gain on sale of securities, net		—	—	—	(50)	—
Loss (gain) on sale of premises and equipment, net		90	71	—	(248)	(15)
Acquisition, conversion and other expenses		239	—	—	—	20
Income tax expense (1)		(80)	(17)	—	71	(1)
Total non-core items		249	54	—	(227)	4
Core earnings (2)	(A)	$10,460	$11,053	$12,193	$10,030	$10,099

Net interest income	(B)	$29,007	$29,067	$28,958	$27,759	$28,055
Non-interest income		8,918	9,392	9,653	9,457	8,586
Total revenue		37,925	38,459	38,611	37,216	36,641
Gain on sale of securities, net		—	—	—	(50)	—
Total core revenue (2)	(C)	$37,925	$38,459	$38,611	$37,166	$36,641

Total non-interest expense		24,651	23,885	24,772	23,842	23,688
Non-core expenses:
(Loss) gain on sale of premises and equipment, net		(90)	(71)	—	248	15
Acquisition, conversion and other expenses		(239)	—	—	—	(20)
Total non-core expenses		(329)	(71)	—	248	(5)
Core non-interest expense (2)	(D)	$24,322	$23,814	$24,772	$24,090	$23,683

Total revenue		37,925	38,459	38,611	37,216	36,641
Total non-interest expense		24,651	23,885	24,772	23,842	23,688
Pre-tax, pre-provision net revenue(2)	(S)	$13,274	$14,574	$13,839	$13,374	$12,953

Core revenue(2)		37,925	38,459	38,611	37,166	36,641
Core non-interest expense(2)		24,322	23,814	24,772	24,090	23,683
Core pre-tax, pre-provision net revenue(2)	(U)	$13,603	$14,645	$13,839	$13,076	$12,958

(in millions)
Average earning assets	(E)	$3,781	$3,721	$3,728	$3,665	$3,645
Average assets	(F)	4,077	4,019	4,027	3,960	3,938
Average shareholders' equity	(G)	466	460	454	436	436
Average tangible shareholders' equity (2) (3)	(H)	343	336	330	312	312
Tangible shareholders' equity, period-end (2) (3)	(I)	343	335	336	315	312
Tangible assets, period-end (2) (3)	(J)	3,940	3,960	3,906	3,910	3,835

I

BAR HARBOR BANKSHARES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA – UNAUDITED

		At or for the Quarters Ended
		Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(in thousands)		2025	2024	2024	2024	2024
Common shares outstanding, period-end	(K)	15,317	15,280	15,268	15,232	15,212
Average diluted shares outstanding	(L)	15,393	15,346	15,326	15,275	15,270

Core earnings per share, diluted (2)	(A/L)	$0.68	$0.72	$0.80	$0.66	$0.66
Tangible book value per share, period-end (2)	(I/K)	22.47	21.93	22.02	20.68	20.48
Tangible shareholders' equity/total tangible assets (2)	(I/J)	8.73	8.46	8.61	8.06	8.13

Performance ratios (4)
GAAP return on assets		1.02%	1.09%	1.20%	1.04%	1.03%
Core return on assets (2)	(A/F)	1.04	1.09	1.20	1.02	1.03
Pre-tax, pre-provision return on assets(2)	(S/F)	1.32	1.44	1.37	1.36	1.32
Core pre-tax, pre-provision return on assets (2)	(U/F)	1.35	1.45	1.37	1.33	1.32
GAAP return on equity		8.88	9.52	10.68	9.46	9.32
Core return on equity (2)	(A/G)	9.09	9.57	10.68	9.25	9.32
Return on tangible equity		12.27	13.23	14.90	13.44	13.26
Core return on tangible equity (1) (2)	(A+Q)/H	12.57	13.29	14.90	13.15	13.27
Efficiency ratio (2) (5)	(D-O-Q)/(C+N)	62.00	59.84	62.09	62.78	62.91
Net interest margin, fully taxable equivalent (2)	(B+P)/E	3.17	3.17	3.15	3.09	3.14

Supplementary data (in thousands)
Taxable equivalent adjustment for efficiency ratio	(N)	$717	$718	$686	$528	$523
Franchise taxes included in non-interest expense	(O)	131	139	138	191	70
Tax equivalent adjustment for net interest margin	(P)	568	578	550	389	388
Intangible amortization	(Q)	233	233	233	233	233

(1)	Assumes a marginal tax rate of 24.26% in the first quarter of 2025, 23.73% in the fourth quarter 2024, 23.82% in the second and third quarter 2024, 24.01% in the first quarter 2024.
(2)	Non-GAAP financial measure.
(3)	Tangible shareholders' equity is computed by taking total shareholders' equity less the intangible assets at period-end. Tangible assets is computed by taking total assets less the intangible assets at period-end.
(4)	All performance ratios are based on average balance sheet amounts, where applicable.
(5)	Efficiency ratio is computed by dividing core non-interest expense net of franchise taxes and intangible amortization divided by core revenue on a fully taxable equivalent basis.

J